Phillips Edison & Company Reports Fourth Quarter
and Full Year 2023 Results; Increases 2024 Guidance

CINCINNATI - February 8, 2024 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers, today reported financial and operating results for the period ended December 31, 2023 and increased full year 2024 earnings guidance. For the fourth quarter and year ended December 31, 2023, net income attributable to stockholders was $13.5 million, or $0.11 per diluted share, and $56.8 million, or $0.48 per diluted share, respectively.

Highlights for the Fourth Quarter Ended December 31, 2023
•Reported Nareit FFO of $74.8 million, or $0.56 per diluted share, representing 6.0% year-over-year growth
•Reported Core FFO of $77.9 million, or $0.58 per diluted share, representing 4.9% year-over-year growth
•Increased full year 2024 Nareit FFO and Core FFO guidance to a range of $2.34 to $2.41 per diluted share and $2.37 to $2.45 per diluted share, respectively
•The midpoint of full year 2024 Core FFO guidance represents 3.0% year-over-year growth
•Increased same-center NOI by 3.6%
•Reported leased portfolio occupancy of 97.4% and leased inline occupancy of 94.7%
•Executed comparable renewal leases during the quarter at a rent spread of 14.2%
•Executed comparable new leases during the quarter at a rent spread of 21.9%
•Generated net proceeds of $77.5 million through the issuance of 2.2 million common shares at a gross weighted average price of $35.92 per common share through the Company’s ATM program
•Acquired six shopping centers and two outparcels for a total of $186.4 million

Highlights for the Year Ended December 31, 2023
•Reported Nareit FFO of $299.5 million, or $2.25 per diluted share, representing 6.7% year-over-year growth
•Reported Core FFO of $310.7 million, or $2.34 per diluted share, representing 5.2% year-over-year growth
•Increased same-center NOI by 4.2%
•Executed comparable renewal leases during the year at a rent spread of 16.2%
•Executed comparable new leases during the year at a rent spread of 25.2%
•Generated net proceeds of $147.6 million through the issuance of 4.2 million common shares at a gross weighted average price of $35.76 per common share through the Company’s ATM program
•Acquired 11 shopping centers, two outparcels and one land parcel for a total of $278.5 million, and sold three assets for a total of $6.3 million, for net acquisitions totaling $272.2 million

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “The PECO team continued our track record of delivering strong growth with same-center NOI increasing by 4.2% in 2023. The continued strong performance of our portfolio is driven by our high occupancy, strong leasing spreads, high retention and the many advantages of the suburban markets where we operate our grocery-anchored neighborhood shopping centers. Based on the continued strong operating environment and health of our Neighbors, we are pleased to increase our full year 2024 earnings guidance for Nareit and Core FFO.”

Financial Results for the Fourth Quarter and Year Ended December 31, 2023
Net Income
Fourth quarter 2023 net income attributable to stockholders totaled $13.5 million, or $0.11 per diluted share, compared to net income of $13.7 million, or $0.12 per diluted share, during the fourth quarter of 2022.
For the year ended December 31, 2023, net income attributable to stockholders totaled $56.8 million, or $0.48 per diluted share, compared to $48.3 million, or $0.42 per diluted share, during the year ended December 31, 2022.

Nareit FFO
Fourth quarter 2023 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 6.0% to $74.8 million, or $0.56 per diluted share, from $70.6 million, or $0.54 per diluted share, during the fourth quarter of 2022.
For the year ended December 31, 2023, Nareit FFO increased 6.7% to $299.5 million, or $2.25 per diluted share, from $280.7 million, or $2.15 per diluted share, during the year ended December 31, 2022.

Core FFO
Fourth quarter 2023 core funds from operations (“Core FFO”) increased 4.9% to $77.9 million, or $0.58 per diluted share, compared to $74.3 million, or $0.56 per diluted share, during the fourth quarter of 2022.
For the year ended December 31, 2023, Core FFO increased 5.2% to $310.7 million, or $2.34 per diluted share, compared to $295.3 million, or $2.27 per diluted share, during the year ended December 31, 2022.

Same-Center NOI
Fourth quarter 2023 same-center net operating income (“NOI”) increased 3.6% to $99.3 million, compared to $95.8 million during the fourth quarter of 2022.
For the year ended December 31, 2023, same-center NOI improved 4.2% to $396.6 million, compared to $380.5 million during the year ended December 31, 2022.

Portfolio Overview for the Fourth Quarter and Year Ended December 31, 2023
Portfolio Statistics
As of December 31, 2023, PECO’s wholly-owned portfolio consisted of 281 properties, totaling approximately 32.2 million square feet, located in 31 states. This compared to 271 properties, totaling approximately 31.1 million square feet, located in 31 states as of December 31, 2022.
Leased portfolio occupancy remained high at 97.4% at December 31, 2023, compared to 97.4% at December 31, 2022.
Leased anchor occupancy totaled 98.9%, compared to 99.3% at December 31, 2022, and leased inline occupancy increased to 94.7%, compared to 93.8% at December 31, 2022.

Leasing Activity
During the fourth quarter of 2023, 217 leases were executed totaling 1.1 million square feet. This compared to 252 leases executed totaling 1.2 million square feet during the fourth quarter of 2022.
For the year ended December 31, 2023, 996 leases were executed totaling 4.7 million square feet. This compared to 1,001 leases executed totaling 4.8 million square feet during the same period in 2022.
Comparable rent spreads during the fourth quarter of 2023, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 21.9% for new leases, 14.2% for renewal leases and 15.4% combined.
Comparable rent spreads during the year ended December 31, 2023 were 25.2% for new leases, 16.2% for renewal leases and 17.9% combined.

Transaction Activity
During the fourth quarter ended December 31, 2023, the Company acquired six grocery-anchored shopping centers and two outparcels for a total of $186.4 million. The Company expects to drive growth in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces. There were no dispositions in the quarter. The fourth quarter 2023 shopping center acquisitions consisted of:
•Mansell Village, an 89,688 square foot shopping center anchored by Kroger located in an Atlanta, Georgia suburb.
•Riverpark Shopping Center, a 317,331 square foot shopping center anchored by H-E-B located in a Houston, Texas suburb.
•Apache Shoppes, a 60,665 square foot shopping center anchored by Trader Joe’s located in Rochester, Minnesota.
•Maple View, a 114,668 square foot shopping center anchored by Jewel-Osco located in a Chicago, Illinois suburb.
•Quail Pointe, a 98,366 square foot shopping center anchored by Trader Joe’s located in Sacramento, California.
•Glenbrook Marketplace, a 47,832 square foot shopping center located in a Chicago, Illinois suburb.
During the year ended December 31, 2023, the Company acquired eleven shopping centers, two outparcels and one land parcel for a total of $278.5 million. During the same period, one property and two outparcels were sold for a total of $6.3 million, resulting in net acquisitions totaling $272.2 million.

Balance Sheet Highlights
As of December 31, 2023, the Company had approximately $615 million of total liquidity, comprised of $8.9 million of cash, cash equivalents and restricted cash, plus $606.6 million of borrowing capacity available on its $800.0 million revolving credit facility.
As of December 31, 2023, the Company’s net debt to annualized adjusted EBITDAre was 5.1x. This compared to 5.3x at December 31, 2022.
As of December 31, 2023, the Company’s outstanding debt had a weighted-average interest rate of 4.2% and a weighted-average maturity of 4.1 years when including all extension options, and 77.6% of its total debt was fixed-rate debt.
During the year ended December 31, 2023, the Company generated net proceeds of $147.6 million after commissions through the issuance of 4.2 million common shares at a gross weighted average price of $35.76 per common share through its ATM program.
As previously announced, on January 12, 2024, the Company’s Operating Partnership entered into an interest rate swap pursuant to an International Swaps and Derivatives Association Master Agreement. The swap has a notional amount of $150.0 million and swaps the daily Secured Overnight Financing Rate for a fixed rate of approximately 3.45% effective September 25, 2024 and maturing December 31, 2025.

2024 Guidance
The Company updated its full year 2024 earnings guidance from its preliminary guidance provided in connection with its Investment Community Day.
The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2024. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

	Updated 2024 Guidance	Previous 2024 Guidance
(in thousands, except per share amounts)
Net income per share	$0.53 - $0.58	$0.50 - $0.55
Nareit FFO per share	$2.34 - $2.41	$2.33 - $2.40
Core FFO per share	$2.37 - $2.45	$2.36 - $2.44
Same-Center NOI growth	3.25% - 4.25%	3.25% - 4.25%
Portfolio Activity:
Acquisitions, net	$200,000 - $300,000	$200,000 - $300,000
Other:
Interest expense, net	$95,000 - $105,000	$104,000 - $112,000
G&A expense	$45,000 - $49,000	$45,000 - $49,000
Non-cash revenue items(1)	$14,500 - $18,500	$14,500 - $18,500
Adjustments for collectibility	$4,000 - 5,000	$4,000 - 5,000
(1)Represents straight-line rental income and net amortization of above- and below-market leases.
The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2024 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per common share	$0.53	$0.58
Depreciation and amortization of real estate assets	1.79	1.81
Gain on sale of real estate assets	—	—
Adjustments related to unconsolidated joint ventures	0.02	0.02
Nareit FFO per common share	$2.34	$2.41
Depreciation and amortization of corporate assets	0.01	0.01
Transaction costs and other	0.02	0.03
Core FFO per common share	$2.37	$2.45

Conference Call Details
PECO will host a conference call and webcast on Friday, February 9, 2024 at 12:00 p.m. Eastern Time to discuss fourth quarter and full year 2023 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers, Chief Financial Officer John Caulfield and Managing Director of Investment Management Devin Murphy will host the conference call and webcast. Dial-in and webcast information is below.
Fourth Quarter and Full Year 2023 Earnings Conference Call Details:
Date: Friday, February 9, 2024
Time: 12:00 p.m. Eastern Time

Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: Fourth Quarter and Full Year 2023 Webcast Link
An audio replay of the webcast will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2023 Annual Report on Form 10-K, to be filed with the SEC on or around February 12, 2024.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•Twitter at https://twitter.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of December 31, 2023, PECO managed 301 shopping centers, including 281 wholly-owned centers comprising 32.2 million square feet across 31 states and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2023 AND 2022
(In thousands, except per share amounts)

	2023	2022
ASSETS
Investment in real estate:
Land and improvements	$1,768,487	$1,674,133
Building and improvements	3,818,184	3,572,146
In-place lease assets	495,525	471,507
Above-market lease assets	74,446	71,954
Total investment in real estate assets	6,156,642	5,789,740
Accumulated depreciation and amortization	(1,540,551)	(1,316,743)
Net investment in real estate assets	4,616,091	4,472,997
Investment in unconsolidated joint ventures	25,220	27,201
Total investment in real estate assets, net	4,641,311	4,500,198
Cash and cash equivalents	4,872	5,478
Restricted cash	4,006	11,871
Goodwill	29,066	29,066
Other assets, net	186,411	188,879
Total assets	$4,865,666	$4,735,492

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,969,272	$1,896,594
Below-market lease liabilities, net	108,223	109,799
Accounts payable and other liabilities	116,461	113,185
Deferred income	18,359	18,481
Total liabilities	2,212,315	2,138,059
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at December 31, 2023 and 2022	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 122,024 and 117,126 shares issued and outstanding at December 31, 2023 and 2022, respectively	1,220	1,171
Additional paid-in capital	3,546,838	3,383,978
Accumulated other comprehensive income	10,523	21,003
Accumulated deficit	(1,248,273)	(1,169,665)
Total stockholders’ equity	2,310,308	2,236,487
Noncontrolling interests	343,043	360,946
Total equity	2,653,351	2,597,433
Total liabilities and equity	$4,865,666	$4,735,492

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2023 AND 2022
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental income	$151,227	$141,703	$597,501	$560,538
Fees and management income	2,454	2,218	9,646	11,541
Other property income	768	1,118	2,977	3,293
Total revenues	154,449	145,039	610,124	575,372
Operating Expenses:
Property operating	28,293	26,098	102,303	95,359
Real estate taxes	17,335	15,859	72,816	67,864
General and administrative	10,762	11,484	44,366	45,235
Depreciation and amortization	59,572	58,216	236,443	236,224
Impairment of real estate assets	—	322	—	322
Total operating expenses	115,962	111,979	455,928	445,004
Other:
Interest expense, net	(22,569)	(18,301)	(84,232)	(71,196)
Gain on disposal of property, net	40	3,366	1,110	7,517
Other expense, net	(770)	(2,422)	(7,312)	(12,160)
Net income	15,188	15,703	63,762	54,529
Net income attributable to noncontrolling interests	(1,655)	(2,025)	(6,914)	(6,206)
Net income attributable to stockholders	$13,533	$13,678	$56,848	$48,323
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.11	$0.12	$0.48	$0.42

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months and years ended December 31, 2023 and 2022, Same-Center NOI represents the NOI for the 262 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2021, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended December 31,		Favorable (Unfavorable)		Year Ended December 31,		Favorable (Unfavorable)
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Revenues:
Rental income(1)	$104,874	$100,834	$4,040		$415,152	$398,507	$16,645
Tenant recovery income	33,434	32,205	1,229		134,860	127,776	7,084
Reserves for uncollectibility(2)	(1,351)	(1,328)	(23)		(3,409)	(1,918)	(1,491)
Other property income	711	917	(206)		2,717	2,967	(250)
Total revenues	137,668	132,628	5,040	3.8%	549,320	527,332	21,988	4.2%
Operating expenses:
Property operating expenses	22,041	21,407	(634)		83,669	80,683	(2,986)
Real estate taxes	16,374	15,451	(923)		69,035	66,184	(2,851)
Total operating expenses	38,415	36,858	(1,557)	(4.2)%	152,704	146,867	(5,837)	(4.0)%
Total Same-Center NOI	$99,253	$95,770	$3,483	3.6%	$396,616	$380,465	$16,151	4.2%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$15,188	$15,703	$63,762	$54,529
Adjusted to exclude:
Fees and management income	(2,454)	(2,218)	(9,646)	(11,541)
Straight-line rental income(1)	(2,056)	(3,205)	(10,185)	(12,265)
Net amortization of above- and below-market leases	(1,394)	(1,163)	(5,178)	(4,324)
Lease buyout income	(206)	(52)	(1,222)	(2,414)
General and administrative expenses	10,762	11,484	44,366	45,235
Depreciation and amortization	59,572	58,216	236,443	236,224
Impairment of real estate assets	—	322	—	322
Interest expense, net	22,569	18,301	84,232	71,196
Gain on disposal of property, net	(40)	(3,366)	(1,110)	(7,517)
Other expense, net	770	2,422	7,312	12,160
Property operating expenses (income) related to fees and management income	384	(15)	2,059	3,046
NOI for real estate investments	103,095	96,429	410,833	384,651
Less: Non-same-center NOI(2)	(3,842)	(659)	(14,217)	(4,186)
Total Same-Center NOI	$99,253	$95,770	$396,616	$380,465
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023		2022
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$15,188	$15,703	$63,762		$54,529
Adjustments:
Depreciation and amortization of real estate assets	59,048	57,266	234,260		232,571
Impairment of real estate assets	—	322	—		322
Gain on disposal of property, net	(40)	(3,366)	(1,110)		(7,517)
Adjustments related to unconsolidated joint ventures	647	661	2,636		842
Nareit FFO attributable to stockholders and OP unit holders	$74,843	$70,586	$299,548		$280,747
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$74,843	$70,586	$299,548		$280,747
Adjustments:
Depreciation and amortization of corporate assets	524	950	2,183		3,653
Change in fair value of earn-out liability	—	—	—		1,809
Impairment of investment in third parties	—	—	3,000		—
Transaction and acquisition expenses	2,496	2,731	5,675		10,551
Loss on extinguishment or modification of debt and other, net	2	—	368	—	1,025
Amortization of unconsolidated joint venture basis differences	5	—	17		220
Realized performance income(1)	—	—	(75)		(2,742)
Core FFO attributable to stockholders and UP unit holders	$77,870	$74,267	$310,716		$295,263

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per diluted share
Weighted-average shares of common stock outstanding - diluted	134,667	131,781	132,970		130,332
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.56	$0.54	$2.25		$2.15
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.58	$0.56	$2.34		$2.27
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Calculation of EBITDAre
Net income	$15,188	$15,703	$63,762	$54,529
Adjustments:
Depreciation and amortization	59,572	58,216	236,443	236,224
Interest expense, net	22,569	18,301	84,232	71,196
Gain on disposal of property, net	(40)	(3,366)	(1,110)	(7,517)
Impairment of real estate assets	—	322	—	322
Federal, state, and local tax expense	81	433	438	806
Adjustments related to unconsolidated joint ventures	919	926	3,721	1,987
EBITDAre	$98,289	$90,535	$387,486	$357,547
Calculation of Adjusted EBITDAre
EBITDAre	$98,289	$90,535	$387,486	$357,547
Adjustments:
Impairment of investment in third parties	—	—	3,000	—
Change in fair value of earn-out liability	—	—	—	1,809
Transaction and acquisition expenses	2,496	2,731	5,675	10,551
Amortization of unconsolidated joint venture basis differences	5	—	17	220
Realized performance income(1)	—	—	(75)	(2,742)
Adjusted EBITDAre	$100,790	$93,266	$396,103	$367,385
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of December 31, 2023 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,011,093	$1,937,142
Less: Cash and cash equivalents	5,074	5,740
Total net debt	$2,006,019	$1,931,402

Enterprise value:
Net debt	$2,006,019	$1,931,402
Total equity market capitalization(1)(2)	4,955,480	4,178,204
Total enterprise value	$6,961,499	$6,109,606
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 135.8 million and 131.2 million diluted shares as of December 31, 2023 and 2022, respectively, and the closing market price per share of $36.48 and $31.84 as of December 31, 2023 and 2022, respectively.
(2)Fully diluted shares include common stock and OP units.

The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of December 31, 2023 and 2022 (dollars in thousands):

	2023	2022
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,006,019	$1,931,402
Adjusted EBITDAre - annualized(1)	396,103	367,385
Net debt to Adjusted EBITDAre - annualized	5.1x	5.3x

Net debt to total enterprise value:
Net debt	$2,006,019	$1,931,402
Total enterprise value	6,961,499	6,109,606
Net debt to total enterprise value	28.8%	31.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the

Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2023 Annual Report on Form 10-K, filed with the SEC on or around February 12, 2024, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

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